                                                                  EXHIBIT (a)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

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
                                                                GIVE THE
FOR THIS TYPE OF ACCOUNT:                                       SOCIAL SECURITY
                                                                NUMBER OF --
--------------------------------------------------------------------------------
 1.  Individual                                                 The individual
 2.  Two or more individuals (joint account)                    The actual owner
                                                                of the account
                                                                or, if combined
                                                                funds, the first
                                                                individual on
                                                                the account(1)
 3.  Custodian account of a minor (Uniform Gift to Minors Act)  The minor(2)
 4.  a.  The usual revocable savings trust (grantor is also     The grantor-
         trustee)                                               trustee(1)
     b.  So-called trust account that is not a legal or valid   The actual
         trust under state  law                                 owner(1)
 5.  Sole proprietorship                                        The owner(3)

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
                                                             GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                                    IDENTIFICATION
                                                             NUMBER OF --
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
 6.  Sole proprietorship                                     The owner(3)
 7.  A valid trust, estate,                                  The legal
   or pension trust                                          entity(4)
 8.  Corporate                                               The corporation
 9.  Association, club, religious, charitable, educational,  The organization or other tax-exempt organization account
10.  Partnership                                             The partnership
11.  A broker or registered nominee                          The broker or
                                                             nominee
12.  Account with the Department of Agriculture in the name  The public of a public entity (such as a state or local government,  entity school district, or prison) that receives agriculture
   program payments

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  (1) List first and circle the name of the person whose number you furnish.
    If only one person on a joint account has a social security number, that person's number must be furnished.
  (2) Circle the minor's name and furnish the minor's social security number.
  (3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
  (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)


NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you do not have a taxpayer identification number, obtain Form SS-5, Appli-cation for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by call-ing 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from withholding include:
 . An organization exempt from tax under section 501(a), an individual retire-ment account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
 . The United States or a state thereof, the District of Columbia, a posses-sion of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
 . An international organization or any agency or instrumentality thereof.
 . A foreign government and any political subdivision, agency or instrumental-
   ity thereof.
 Payees that may be exempt from backup withholding include:
 . A corporation.
 . A financial institution.
 . A dealer in securities or commodities required to register in the United
   States, the District of Columbia, or a possession of the United States.
 . A real estate investment trust.
 . A common trust fund operated by a bank under Section 584(a).
 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A middleman known in the investment community as a nominee or a custodian. . A futures commission merchant registered with the Commodity Futures Trading
   Commission.
 . A foreign central bank of issue.
 . A trust exempt from tax under Section 664 or described in Section 4947. Payments of dividends and patronage dividends generally exempt from backup withholding include:
 . Payments to nonresident aliens subject to withholding under Section 1441.
 . Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.
 Payments of interest generally exempt from backup withholding include:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under
   Section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage or student loan interest paid to you.
 Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.
 EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART I OF THE FORM, AND RETURN TO THE PAYER IF THE PAYMENTS ARE OF INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS. ALSO SIGN AND DATE THE FORM.
PRIVACY ACT NOTICE.--Section 6109 requires you to provide your correct tax-payer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litiga-tion purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifi-cations or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE